Axos Financial, Inc. to Announce Fourth Quarter Fiscal 2025
Results on July 30, 2025
Company Provides Update on Expected Financial Impact of Certain Income Tax Items

LAS VEGAS, NV – (BUSINESS WIRE) – July 1, 2025 – Axos Financial, Inc. (NYSE: AX) (“Axos” or the "Company”), holding company for Axos Bank, Axos Clearing LLC, and Axos Invest, Inc., announced today that it will host a conference call on Wednesday, July 30, 2025 at 5:00 PM ET (2:00 PM PT) to discuss financial results for the fourth quarter of fiscal year 2025 ended June 30, 2025.

Executive management will discuss the Company’s fourth quarter fiscal 2025 results on the call. The Company plans to distribute its earnings results on Wednesday, July 30, 2025 after 4:00 PM ET (1:00 PM PT).

Interested parties may access the live conference call by visiting Axos Financial’s website at http://investors.axosfinancial.com and clicking on the webcast link or by dialing toll-free number 877-407-8293. For those interested parties who may be unavailable to listen to the live broadcast, a replay will be available until August 30, 2025 at Axos’ website and telephonically by dialing toll-free number 877-660-6853, passcode 13754509.

On June 30 2025, the State of California adopted and signed into law its fiscal year 2026 budget, which, among other things, changed the way financial institutions’ multi-state income is apportioned to the State of California. The change required the Company to remeasure its deferred tax assets and liabilities and resulted in a one-time non-cash impairment. This impairment, netted with other state settlements reached on outstanding tax matters during the quarter, totaled approximately $4 million which the Company expects to recognize in the fourth quarter of the fiscal year ended June 30, 2025. The Company estimates the effective tax rate for fiscal years ending June 30, 2026 and thereafter will be reduced by approximately 3% compared to the effective tax rate prior to the change in the State of California tax law.
About Axos Financial, Inc. and Subsidiaries
Axos Financial, Inc., with approximately $24.0 billion in consolidated assets as of March 31, 2025, is the holding company for Axos Bank, Axos Clearing LLC and Axos Invest, Inc. Axos Bank provides consumer and business banking products nationwide through its low-cost distribution channels and affinity partners. Axos Clearing LLC (including its business division Axos Advisor Services), with approximately $37.1 billion of assets under custody and/or administration as of March 31, 2025, and Axos Invest, Inc., provide comprehensive securities clearing services to introducing broker-dealers and registered investment advisor correspondents, and digital investment advisory services to retail investors, respectively. Axos Financial, Inc.’s common stock is listed on the NYSE under the symbol “AX” and is a component of the Russell 2000® Index, the S&P SmallCap 600® Index, the KBW Nasdaq Financial Technology Index, and the Travillian Tech-Forward Bank Index. For more information on Axos Financial, Inc., please visit http://investors.axosfinancial.com.

Forward-Looking Safe Harbor Statement
This report contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to Axos’ financial prospects and other projections of its performance. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this report. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation Axos’ ability to successfully integrate acquisitions and realize the anticipated benefits of the transactions, changes in the interest rate environment, monetary policy, inflation, tariffs, government regulation, general economic conditions, changes in the competitive marketplace, conditions in the real estate markets in which we operate, risks associated with credit quality, our ability to attract and retain deposits and access other sources of liquidity, and the outcome and effects of litigation and other factors beyond our control. These and other risks and uncertainties detailed in Axos’ periodic reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2024, Form 10-Q for the quarter ended March 31, 2025 and its last earnings press release, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Axos undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All written and oral forward-looking statements made in connection with this report, which are attributable to us or persons acting on Axos’ behalf are expressly qualified in their entirety by the foregoing information.
Contact:
Johnny Lai, CFA
SVP, Corporate Development & Investor Relations
Axos Financial, Inc.
Phone: 1-858-649-2218
Email: jlai@axosfinancial.com